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                            SUPPLEMENTAL INDENTURE                Exhibit 4.1.9
                                (E R D A, Inc.)

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 30, 2000 among E R D A, Inc., a Wisconsin corporation ("Guarantor"), a subsidiary of DeCrane Aircraft Holdings, Inc. (or its permitted successor), a Delaware corporation (the "Issuer"), the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 5, 1998 providing for the issuance of an aggregate principal amount of up to $100.0 million of 12% Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which Guarantor shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2.  AGREEMENT TO GUARANTEE. The Guarantor hereby agrees as follows:

         (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of Issuer hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, is lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Issuer, any action to enforce the same or any other

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circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

         (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         (g) As between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.

         (h) The Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture shall result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. The Guarantor agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4. GUARANTOR MAY CONSOLIDATE ETC. ON CERTAIN TERMS.

         (a) Guarantor may not consolidate with or merge with or into (whether or not Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with Guarantor unless:

                  (i) subject to Section 5(a) hereof, the Person formed by or surviving any such consolidation or merger (if other than Guarantor) assumes all the obligations of Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement;

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                  (ii) immediately after giving effect to such transaction, no
         Default or Event of Default exists; and

                  (iii) Issuer would, at the time of such transaction and after giving pro forma effect thereto and if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 of the Indenture by virtue of Issuer's pro forma Cash Flow Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Coverage Ratio test set forth in Section 4.07 of the Indenture;

provided that, the requirements of clause (iii) of this Section 4(a) will not apply in the case of a consolidation with or merger with or into the Issuer or another Guarantor.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee in the form of Exhibit E to the Indenture or otherwise satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

         5.  RELEASES.

         (a) In the event of a sale or other disposition of all of the assets of Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of Guarantor, Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the applicable provisions of the Indenture, including, without limitation, Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of Guarantor from its obligations under its Note Guarantee.

         (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Issuer or Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and

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releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Guarantor and the Issuer.

                                            SIGNATURES

Dated as of June 30, 2000                   DECRANE AIRCRAFT HOLDINGS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            AEROSPACE DISPLAY SYSTEMS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            AUDIO INTERNATIONAL, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            AVTECH CORPORATION


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


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                                            CORY COMPONENTS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            DETTMERS INDUSTRIES, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            ELSINORE AEROSPACE SERVICES, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            ELSINORE ENGINEERING, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            HOLLINGSEAD INTERNATIONAL, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            TRI-STAR ELECTRONICS
                                            INTERNATIONAL, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            PATS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


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                                            PATRICK AIRCRAFT TANK SYSTEMS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            PATS SUPPORT, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            PATS AIRCRAFT AND ENGINEERING
                                            CORPORATION


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            FLIGHT REFUELING, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            CUSTOM WOODWORK & PLASTICS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            PCI NEWCO, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            INTERNATIONAL CUSTOM INTERIORS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


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                                            THE INFINITY PARTNERS, LTD.
                                            a Texas limited partnership,
                                            By:      DAH-IP Holdings, Inc.,
                                                     a Delaware corporation,
                                                     its general partner


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            DAH-IP HOLDINGS, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            DAH-IP INFINITY, INC.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            CARL F. BOOTH & CO., LLC


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            DeCRANE AIRCRAFT FURNITURE CO., L.P.
                                            a Texas limited partnership,
                                            By:      DAH-IP Holdings, Inc.,
                                                     a Delaware corporation,
                                                     its general partner


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            E R D A, Inc.


                                            BY:      ___________________________
                                                     Name:
                                                     Title:


                                            STATE STREET BANK AND TRUST COMPANY


                                            BY:      ___________________________
                                                     Name:
                                                     Title:

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